MVP REIT, INC.,
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 23, 2016

TO THE STOCKHOLDERS OF MVP REIT, INC:

NOTICE IS HEREBY GIVEN that the 2016 Annual Meeting of Stockholders (the "Annual Meeting") of MVP REIT, Inc. a Maryland corporation (the "Company"), will be held on September 23, 2016, at 9:00 a.m. Eastern Time at Venable LLP, at 750 E. Pratt Street, Suite 900, Baltimore, Maryland 21202,for the following purposes, as more fully described in the Proxy Statement accompanying this notice:

1.	To elect six directors to serve until the 2017 Annual Meeting of Stockholders and until their successors are duly elected and qualify;
2.	To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.
The Company's Board of Directors has fixed the close of business on July 29, 2016, as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting and any postponement or adjournment thereof.  Only those stockholders of record of the Company as of the close of business on that date will be entitled to vote at the Annual Meeting or any postponement or adjournment thereof.

All stockholders are cordially invited to attend the Annual Meeting in person.  Whether or not you plan to attend, please authorize your proxy by one of the methods described in the accompanying Proxy Statement.  Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be voted to assure that all of your shares will be voted.  You may revoke your proxy at any time prior to the Annual Meeting.  If you attend the Annual Meeting and vote by ballot your proxy will be revoked automatically and only your vote in person at the Annual Meeting will be counted.

WE HAVE ELECTED TO PROVIDE ACCESS TO OUR PROXY MATERIALS OVER THE INTERNET UNDER THE SECURITIES AND EXCHANGE COMMISSION'S RULES.  BY PROVIDING THE INFORMATION YOU NEED THROUGH THE INTERNET, WE WILL LOWER THE OVERALL COSTS OF THE DELIVERY OF PROXY MATERIALS FOR THE ANNUAL MEETING.  AS A RESULT, WE ARE MAILING TO OUR STOCKHOLDERS A NOTICE INSTEAD OF A PAPER COPY OF THIS PROXY STATEMENT, PROXY CARD AND OUR 2015 ANNUAL REPORT.  THE NOTICE CONTAINS INSTRUCTIONS ABOUT HOW TO OBTAIN A PAPER COPY OF OUR ANNUAL REPORT AND PROXY MATERIALS.  PLEASE READ THE PROXY STATEMENT AND PROXY CARD CAREFULLY AND DETERMINE THE METHOD YOU WILL USE TO VOTE.

By Order of the Board of Directors,
/s/ Michael V. Shustek
Chief Executive Officer & Secretary
Las Vegas, Nevada
August 12, 2016

MVP REIT, INC.,
12730 High Bluff Drive, Suite 110
San Diego, California 92130
(858) 369-7959

PROXY STATEMENT FOR
 2016 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 23, 2016.

The accompanying proxy is solicited on behalf of the board of directors (the "Board") of MVP REIT  Inc,  a Maryland corporation (the "Company"), for exercise at our 2016Annual Meeting of Stockholders (the "meeting" or "Annual Meeting") to be held on September 23, 2016 at 9:00 a.m.  Eastern Time at Venable LLP, 750 E. Pratt Street, Suite 900, Baltimore, Maryland 21202, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. In this Proxy Statement, "we," "us," or "our" refer to the Company.

Please authorize a proxy to vote your shares of common stock by one of the methods described in this Proxy Statement.  This Proxy Statement has information about the Annual Meeting and was prepared by MVP Realty Advisors, LLC ("the Advisor"), the sole advisor of the Company, for our Board.  This Proxy Statement, the accompanying proxy card and other proxy material are first being made available to you on or about
 August 12, 2016.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS

We are furnishing our proxy materials to our stockholders over the Internet in accordance with the Securities and Exchange Commission ("SEC") rules.  The proxy materials include a Notice of Annual Meeting of Stockholders, this Proxy Statement, the accompanying proxy card and the Company's Annual Report on Form 10-K for the year ended December 31, 2015.  The proxy materials will be available on the Internet at www.proxyvote.com (stockholders will need to enter their control number reflected on the notice regarding the internet availability of proxy materials that they receive). Stockholders will not receive printed copies of the proxy materials unless they request written copies of such materials.  A Notice of Internet Availability of Proxy Materials (the "Notice") is being mailed to each of our stockholders of record as of the Record Date (as defined below) with instructions on how to access and review the proxy materials on the Internet,, how to authorize a proxy through the Internet or through the mail as well as how to request printed copies of the proxy materials.

GENERAL INFORMATION ABOUT VOTING

Who may attend and vote at the meeting?

Attendance at the Annual Meeting is limited to the Company's stockholders as of the Record Date, or their duly appointed proxies. Registration will begin at 9:30 a.m. and each stockholder, may be asked to present valid picture identification such as a driver's license or passport. If you are not a stockholder of record but hold shares through a broker or nominee (i.e., in street name), you should provide proof of beneficial ownership on the Record Date, such as your most recent account statement, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership.  Cameras, recording devices and other electronic devices will not be permitted at the meeting.

You may vote your shares of common stock if our records show that you owned the shares at the close of business on July 29, 2016 (the "Record Date"). Shares held in your name as the stockholder of record may be voted in person at the meeting. If you are not a stockholder of record but hold shares through a broker or nominee (i.e., in street name), you may vote your shares in person only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares authorizing you to vote the shares. Even if you plan to attend the meeting, we recommend that you also authorize your proxy or submit voting instructions prior to the meeting as described below so that your vote will be counted if you later decide not to attend the meeting.

On July 29, 2016, the Record Date, 10,979,813 shares of our common stock, par value $0.001 per share, were issued and outstanding.  Holders of our common stock are entitled to one vote for each share of stock held by them as of the Record Date. Votes may not be cumulated in the election of directors.

How may I access the proxy materials over the Internet?

You may access the proxy materials at www.proxyvote.com with your control number.

How may I obtain a paper copy of the proxy materials?

The Notice includes instructions about how to obtain a paper or email copy of the proxy materials at no charge.

How do I vote if I am a stockholder of record and hold shares in my own name as of the record date?

You may authorize a proxy to vote your shares or you may vote in person at the Annual Meeting.  To authorize a proxy to vote your shares, you may use one of the following methods if you held your stock of record in your own name as of the Record Date:

●	Internet voting: You may authorize a proxy to vote by Internet by following the instructions on the Notice that you receive. If you wish to authorize a proxy to vote your shares on the Internet, you will need your "Stockholder Control Number" (which can be found on the Notice you receive).

●	Phone Voting: You may authorize a proxy to vote by phone by calling 1-800-690-6903 and following the instructions. You will need your control number to vote by phone.

●	Mail: You may authorize a proxy to vote by mail by requesting a paper copy of the materials, which will include a proxy card, pursuant to the instructions provided in the Notice. If you request a paper copy of the proxy materials, you may authorize a proxy to vote by completing the proxy card and returning it in the envelope that will be included with the proxy materials.

What do I do if my shares are held in "street name"

If your shares are held on your behalf by a broker, bank or other nominee (that is in "street name"), you will receive instructions from such individual or entity that you must follow in order to have your shares voted at the Annual Meeting. If your shares are held in "street name" and you plan to vote your shares in person at the Annual Meeting, you should contact your broker, bank or other nominee to obtain a legal proxy or other evidence from your broker, bank or other nominee, giving you the right to vote the shares and bring it to the Annual Meeting in order to vote.

What items of business are scheduled to be voted on at the Annual Meeting?

The items of business scheduled to be voted on at the Annual Meeting are:

•	The election of six directors to serve until the 2017 Annual Meeting of Stockholders and until their successor is duly elected and qualify ("Proposal No. 1).

What if other matters come up at the Annual Meeting?

The matters described in this Proxy Statement are the only matters that we know will be voted on at the Annual Meeting.  If other matters are properly presented at the Annual Meeting,, the proxy holders will vote your shares in their own discretion.

May I change my vote after I return my proxy card?

Yes. You can change your vote at any time before the vote on a proposal either by:

 (i) authorizing a new later dated proxy

(ii) filing with Michael V. Shustek, our Chief Executive Officer, at our principal executive offices at 12730 High Bluff Drive, Suite 110 San Diego, California 92130, a written notice revoking your proxy or

 (iii) attending the meeting and voting in person.

Attendance at the Annual Meeting will not, by itself, revoke a duly executed proxy. We will honor the proxy submitted with the latest date.  If you hold your shares in "street name," you must follow your broker, banker or other nominee's instructions to change your vote.

May I vote in person at the Annual Meeting rather than by authorizing a proxy?

We encourage you to vote by proxy, however, if you are a stockholder of record as of the Record Date you are certainly welcome to attend the Annual Meeting and vote your shares in person.  If you hold your shares in "street name," you must follow your broker, banker or other nominee's instructions to obtain a legal proxy or other evidence from your broker, bank or other nominee giving you the right to vote the shares.

How are votes counted?

All votes will be tabulated by the inspector of elections appointed for the Annual Meeting, who will separately tabulate affirmative votes, negative votes, abstentions and broker non-votes, if any.

 Who pays for this proxy solicitation?

The Company will bear the entire cost of solicitation, including the preparation, assembly, printing, and mailing of the Notice, the Proxy Statement, the proxy card and any additional solicitation materials furnished to the stockholders.  The Company will use the services of Broadridge Financial Solutions, Inc. ("Broadridge"), in connection with this proxy solicitation. The estimated fees paid by the Company will be approximately $10,000.

Copies of solicitation materials will be furnished to brokers, banks, or other nominees holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners.  In addition, the Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners.  The original solicitation of proxies by Internet may be supplemented by a solicitation by telephone, mail or other means by directors, officers or employees of the Company or of the Advisor. No additional compensation will be paid to these individuals or to Advisor for any such services.  Except as described above, the Company does not presently intend to solicit proxies other than by Internet and through the use of direct solicitation by mail and/or telephone.

How does the Board recommend that I vote?

The Board recommends that you vote as follows:

•	"FOR" each of the six director nominees set forth in Proposal No. 1.

Any properly authorized proxy as to which no instructions are given will be voted in accordance with the foregoing recommendations.

What is quorum for the Meeting?

Holders of at least 50% of our outstanding common stock entitled to vote must be present, in person or by proxy, at the meeting for a quorum to exist. If the shares present in person or by proxy at the meeting do not constitute a quorum, the meeting may be adjourned by the chairman of the meeting to a date not more than 120 days after the Record Date without notice other than announcement at the meeting. Shares that are voted "FOR," "AGAINST," or"ABSTAIN" will be treated as being present at the meeting for purposes of establishing a quorum. Accordingly, if you are a stockholder of record as of the Record Date and have returned a valid proxy or attend the meeting in person, your shares will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters at the meeting. "Broker non-votes" will also be counted as present for purposes of determining the presence of a quorum. A broker non-vote occurs when a bank, broker or other person holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received voting instructions from the beneficial owner.
What vote is required to approve an item of business at the meeting?

To be elected as a director (Proposal No. 1), a nominee must receive the affirmative vote of holders of a majority of the shares entitled to vote who are present in person or by proxy.  For purposes of the election of directors, abstentions and broker non-votes will have the same effect as votes against the election of directors, although they will be considered present for the purpose of determining the presence of a quorum.

HOUSEHOLDING

Pursuant to an SEC approved procedure called "householding," multiple stockholders who share the same address will receive a single Notice of Meeting and Internet Availability of Proxy Material at that address unless they provide contrary instructions.  Any such stockholder who wishes to receive a separate Notice of Meeting and Internet Availability of Proxy Material now or in the future may write or call the Company at MVP REIT, Inc.,  12730 High Bluff Drive, Suite 110 San Diego, California 92130, Telephone: (858) 369-7959. The Company will promptly, upon written or oral request, deliver a separate copy of the Notice of Meeting and Internet Availability of Proxy Material to any stockholder at a shared address to which only a single copy was delivered.  Similarly, stockholders sharing the same address who have received multiple copies of the Notice of Meeting and Internet Availability of Proxy Materials may contact the Company at the above address and phone number to request delivery of a single copy in the future.  Stockholders who hold shares beneficially in street name may contact their broker to request information about householding.

FUTURE STOCKHOLDER PROPOSALS

Stockholder proposals that are intended to be presented at our 2017Annual Meeting and included in our proxy materials relating to the 2017 Annual Meeting must be received by our Corporate Secretary at MVP REIT, Inc.,  12730 High Bluff Drive, Suite 110 San Diego, California 92130, no later than  the deadline described below. All stockholder proposals must be in compliance with applicable laws and regulations in order to be considered for possible inclusion in the Proxy Statement and form of proxy for the 2017 Annual Meeting.

If a stockholder wishes to present a proposal that is not intended to be included in our Proxy Statement relating to the 2017 Annual Meeting or to nominate a candidate for election to our 2017 Annual Meeting, the stockholder must give advance notice to us prior to the deadline for proposals and nominations for the Annual Meeting determined in accordance with our Bylaws.  In order to be deemed properly presented, the notice of a proposal must be delivered to our Corporate Secretary in accordance with our Bylaws, as then in effect.

Under our Bylaws, as currently in effect, a proposal for business or nominee for election must be submitted not earlier than the 150th day and not later than 5:00 P.M. Pacific Time on the 120th day prior to the first anniversary of the date of this Proxy Statement, or between January 31, 2017, and 5:00 P.M. Pacific Time on March 2, 2017 and must contain the information required by our Bylaws.  However, in the event that the 2017 Annual Meeting is called for a date which is more than 30 days before or after the first anniversary of the date of the Annual Meeting, stockholder proposals and nominees intended for presentation at the 2017 Annual Meeting must be received by our Corporate Secretary no earlier than 150 days before the date of such annual meeting and no later than 5:00 P.M. Pacific Time on the later of 120 days before the date of the 2017 Annual Meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.

 You may obtain a copy of our Bylaws by sending a written request addressed to the Corporate Secretary at the address set forth in the preceding paragraph.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements included in this Proxy Statement that are not historical facts (including any statements concerning investment objectives, other plans and objectives of management for future operations or economic performance, including any plans to list our shares on a national securities exchange, or assumptions or forecasts related thereto) are forward-looking statements. Forward-looking statements are typically identified by the use of terms such as "may," "should," "expect," "could," "intend," "plan," "anticipate," "estimate," "believe," "continue," "predict," "potential" or the negative of such terms and other comparable terminology.

The forward-looking statements included herein are based upon our current expectations, plans, estimates, assumptions and beliefs, which involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements.

Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to:

•	the fact that we have a limited operating history, as we commenced operations on December 11, 2012;
•	the fact that we have had a net loss for each annual period since inception;
•	our ability to effectively deploy the proceeds raised in our initial public offering;
•	the performance of properties the Company has acquired or may acquire or;
•	changes in economic conditions generally and the real estate and debt markets specifically;
•	legislative or regulatory changes (including changes to the laws governing the taxation of real estate investment trusts, or REITs);
•	potential damage and costs arising from natural disasters, terrorism and other extraordinary events, including extraordinary events affecting parking facilities included in our portfolio;
•
risks inherent in the real estate business, including ability to secure leases or parking management contracts at favorable terms, tenant defaults, potential liability relating to environmental matters and the lack of liquidity of real estate investments;

•	competitive factors that may limit our ability to make investments or attract and retain tenants;
•	our ability to generate sufficient cash flows to pay distributions to our stockholders;
•	our failure to maintain our status as a REIT;
•	our ability to list our shares on a national securities exchange;
•	the availability of capital and debt financing generally, and any failure to obtain debt financing at favorable terms or a failure to satisfy the conditions and requirements of that debt;
•	interest rates; and
•	changes to generally accepted accounting principles, or GAAP.

Any of the assumptions underlying the forward-looking statements included herein could be inaccurate, and undue reliance should not be placed upon on any forward-looking statements included herein. All forward-looking statements are made as of the date of this Proxy Statement, and the risk that actual results will differ materially from the expectations expressed herein will increase with the passage of time. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward – looking statements made after the date of this Proxy Statement, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward looking statements included in this Proxy Statement, including, without limitation, the risks described under "Risk Factors" in our annual report on Form 10-K for the year ended December 31, 2015, the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this Proxy Statement will be achieved.

MATTERS TO BE CONSIDERED AT THE 2016 ANNUAL MEETING

OVERVIEW OF PROPOSALS

This Proxy Statement contains the following proposal requiring stockholder action:

 Proposal No. 1 – Election of six (6) directors to our Board to serve until the 2017 Annual Meeting of Stockholders and until their successors are duly elected and qualify.

We discuss the proposal in more detail below.
PROPOSAL NO. 1- ELECTION OF DIRECTORS

General

We operate under the direction of our Board. The Board is responsible for overseeing the management of our business and affairs. The Board has retained our advisor to manage our day-to-day affairs and to implement our investment strategy, subject to the board of directors' direction, oversight and approval.

The Board is authorized to have no fewer than three nor more than 15 directors, as established by the Board pursuant to the Company's Bylaws ("Bylaws").

The Board has nominated Robert J. Aalberts, John E. Dawson, Daryl C. Idler, Jr., Shawn Nelson, Nicholas Nilsen and Michael V. Shustek for election as a director to serve until the next annual meeting and until their  successors are duly elected and qualify.

Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the proxy, or, if no direction is made, "FOR" the election of  Robert J. Aalberts, John E. Dawson, Daryl C. Idler, Jr., Shawn Nelson, Nicholas Nilsen and Michael V. Shustek .

 All of the nominees named above have agreed to serve if elected, and we have no reason to believe that they will be unavailable to serve.  If any are unable to serve or for good cause declines to serve as a director at the time of the Annual Meeting, the proxy holders will have discretionary authority to vote for a nominee designated by the present Board to fill the vacancy, or the Board may choose to reduce the size of the Board.  Please see "Corporate Governance" below for additional information regarding our corporate governance, including the criteria we use to nominate members for election on the Board.

Certain information about the nominees is set forth below:

Name	Age	Title
Michael V. Shustek	57	Chief Executive Officer and Director
Robert J. Aalberts (1) (3)	64	Independent Director
Shawn Nelson	49	Independent Director
Nicholas Nilsen (1) (2) (3)	78	Independent Director
John E. Dawson (1) (2)	58	Independent Director
Daryl C. Idler, Jr.(2) (3)	71	Independent Director

(1) Member of the audit committee,  (2) Members of the nominating committee and (3) Members of the compensation Committee

Michael V. Shustek has been Chief Executive Officer and a director of the Company since its inception.  He is also Chairman of the Board of Directors, Chief Executive Officer and a director of Vestin Group since April 1999, a Director and CEO of Vestin Realty Mortgage II, Inc. and Vestin Realty Mortgage I, Inc. since January 2006, and President, Chief Executive Officer and a director of MVP REIT II, Inc., a publicly registered non-traded REIT managed by our advisor, since its inception in May 2015. In July 2012, Mr. Shustek became a principal of MVP AS.  During January 2013, Mr. Shustek became the sole owner of MVP AS. In February 2004, Mr. Shustek became the President of Vestin Group. In 2003, Mr. Shustek became the Chief Executive Officer of Vestin Originations, Inc.  In 1995, Mr. Shustek founded Del Mar Mortgage, and has been involved in various aspects of the real estate industry in Nevada since 1990.  In 1993, he founded Foreclosures of Nevada, Inc., a company specializing in non-judicial foreclosures. In 1997, Mr. Shustek was involved in the initial founding of Nevada First Bank, with the largest initial capital base of any new state charter in Nevada's history.  In 1993, Mr. Shustek also started Shustek Investments, a company that originally specialized in property valuations for third-party lenders or investors.

Mr. Shustek has co-authored two books, entitled "Trust Deed Investments," on the topic of private mortgage lending, and "If I Can Do It, So Can You."  Mr. Shustek is a guest lecturer at the University of Nevada, Las Vegas, where he also has taught a course in Real Estate Law and Ethics.  Mr. Shustek received a Bachelor of Science degree in Finance at the University of Nevada, Las Vegas.  As our founder and CEO, Mr. Shustek is highly knowledgeable with regard to our business operations and loan portfolio.  In addition, his participation on our board of directors is essential to ensure efficient communication between the Board and management.

On February 27, 2001, the Division of Securities of the Ohio Department of Commerce (the "Division") issued a temporary suspension order against Vestin Realty Mortgage I, Inc. (previously known as DM Mortgage Investors, LLC) and Michael Shustek temporarily suspending the offer and sale of its securities in Ohio involving matters related to Vestin Realty Mortgage I, Inc. (the "Ohio Administrative Action"). The Ohio Administrative Action required Vestin Realty Mortgage I, Inc. to correct certain statements made by Mr. Shustek in seminars conducted by Mr. Shustek in Ohio in February 2001 and explain that certain newspaper advertisements in Ohio placed by Vestin Mortgage were not intended to reflect the potential performance of Vestin Realty Mortgage I, Inc.  As a result of Vestin Realty Mortgage I, Inc. agreeing to take these and other certain actions, including making a rescission offer, on March 9, 2001, the Division issued an order revoking the temporary suspension order.

In 2006, the SEC conducted an investigation of certain matters related to Vestin Realty Mortgage I, Inc., Vestin Mortgage, LLC, Vestin Capital, Inc., Vestin Realty Mortgage II, Inc., and Vestin Fund III, LLC ("Fund III"). On September 27, 2006, the investigation was resolved through the entry of an Administrative Order by the SEC (the "Order"). Vestin Mortgage and its Chief Executive Officer, Mr. Shustek, and Vestin Capital (collectively, the "Respondents"), consented to the entry of the Order without admitting or denying the findings therein.

In the Order, the SEC found that the Respondents violated Section 17(a)(2) and (a)(3) of the Securities Act of 1933, as amended, through the use of certain slide presentations in connection with the sale of units in Fund III and in VRM II's predecessor, Vestin Fund II, LLC ("Fund II"). The Respondents consented to the entry of a cease and desist order, the payment by Mr. Shustek of a fine of $100,000 and the implementation of undertakings with respect to future sales of securities. In addition, Mr. Shustek agreed to a suspension from association with any broker or dealer for a period of six months, which expired in March 2007. Mr. Shustek has since become licensed as an associated person and principal of MVP AS. In light of the SEC Order, certain states required heightened supervisory arrangements for Mr. Shustek as a condition of such licensing.

Mr. Shustek continues to serve as Chairman of the Board of Directors, Chief Executive Officer and director of Vestin Group, Inc., and as Chief Executive Officer and director of Vestin Realty Mortgage I, Inc. and Vestin Realty Mortgage II, Inc. Accordingly, it is expected that Mr. Shustek will have less than 57% percent of his time available to commit to us while serving as a director and our Chief Executive Officer.

Mr. Shustek was selected to serve as a director because he is our Chief Executive Officer, has significant real estate experience and expansive knowledge of the real estate industry, and has relationships with chief executives and other senior management at numerous real estate companies. Based on the foregoing, the nominating committee of the Board believes that Mr. Shustek will continue to bring a unique and valuable perspective to our board of directors.

Independent Directors of MVP REIT, Inc.

Robert J. Aalberts has been on the board of directors of the Company since its inception, and was a director of Vestin Group, Inc., from April 1999 to December 2005.He was a director for Vestin Realty Mortgage I, Inc., from January 2006 until he resigned in January 2008 and for Vestin Realty Mortgage II, Inc. from January 2006 until he resigned in November 2013. Presently, he is Clinical Professor of Business Law in the Smeal College of Business, at the Pennsylvania State University in University Park, PA.  Professor Aalberts held the Ernst Lied Professor of Legal Studies professorship in the Lee College of Business at the University of Nevada, Las Vegas from 1991 to 2014. Before UNLV, Professor Aalberts was an Associate Professor of Business Law at Louisiana State University in Shreveport from 1984 to 1991. From 1982 through 1984, he served as an attorney for Gulf Oil Company in its New Orleans office, specializing in contract negotiations and mineral law. Professor Aalberts has co-authored books relating to the regulatory environment, law and business of real estate; including  Real Estate Law (2015), now in its 9th edition, published by the Cengage Book Company. He is also the author of numerous legal articles dealing with various aspects of real estate, business and the practice of law.  Since 1992 Professor Aalberts has been the Editor-in-chief of the  Real Estate Law Journal  published by the Thomson-West Company. Professor Aalberts received his Juris Doctor degree from Loyola University, in New Orleans, Louisiana, a Masters of Arts from the University of Missouri, Columbia, and a Bachelor of Arts degree in Social Sciences, Geography from the Bemidji State University in Bemidji, Minnesota. He was admitted to the State Bar of Louisiana in 1982 (currently inactive status). ). Mr. Aalberts was selected to serve as an independent director because of his significant knowledge of, and experience in, the real estate industry and his experience as a public company director.

Nicholas Nilsen has been a director of the Company since its inception.  He has been involved in the financial industry for more than four decades. He has been in retirement during the past five years. Most recently, Mr. Nilsen served as a Senior Vice President of PNC Financial, a bank holding company, where he served from 1960 to 2000. He began his long career with PNC Financial as a stock analyst. Later, he managed corporate and Taft-Hartley pension plans for the bank. Mr. Nilsen served as an executive investment officer at the time of his retirement from PNC Financial. Mr. Nilsen is a CFA charter holder. Mr. Nilsen received a Bachelor's degree from Denison University and a Master of Business Administration from Northwestern University. Mr. Nilsen was selected to serve as an independent director due to his significant experience in the financial services industries.  The Board believes that Mr. Nilsen's experience will continue to bring valuable knowledge and insight into the Company's acquisition and financing of its investments.

John E. Dawson has been a director of the Company since its inception.  He was a director of Vestin Group from March 2000 to December 2005, was a director of Vestin Realty Mortgage II, Inc., from March 2007 until he resigned in November 2013 and was a director for Vestin Realty Mortgage I, Inc. from March 2007 until January 2008.

Since January of 2015 Mr.  Dawson has been a Partner at the International law firm of Dickinson Wright PLLC.  Mr. Dawson was a partner of the Las Vegas law firm of Lionel Sawyer & Collins from 2005 until its closing in December of 2014.  Previous to that, from 1995 to 2005, Mr. Dawson was a partner at the law firm of Marquis & Aurbach.  Mr. Dawson received his Bachelor's Degree from Weber State and his Juris Doctor from Brigham Young University. Mr. Dawson received his Masters of Law (L.L.M.) in Taxation from the University of San Diego in 1993. Mr. Dawson was admitted to the Nevada Bar in 1988 and the Utah Bar in 1989. Mr. Dawson was selected to serve as an independent director due to his legal background and significant experience in the real estate industry and his experience as a public company director.

Daryl C. Idler, Jr. has been a director of the Company since its inception.  He has been President and Managing General Partner of Premier Golf Properties, LP, dba Cottonwood Golf Club in Rancho San Diego, California, since 2002 and a director of Vestin Realty Mortgage I, Inc. from January 2008 until he resigned in November 2013. From 2000 to 2002, Mr. Idler was Executive Vice President and General Counsel to Global Axcess Corp. (GAXC). From 1973 to 2000, Mr. Idler practiced corporate and real estate law in California, including both transactional aspects and litigation including litigation in numerous states.
Mr. Idler has significant experience with real estate related transactions. In 2001, Mr. Idler served as President and Managing Partner of the entity that acquired approximately 300 acres in San Diego County, home to the Cottonwood Golf Club, a 36-hole golf course and related facility. In 2005, Mr. Idler was involved in the acquisition of the neighboring historic Ivanhoe Ranch, comprised of 160 acres. During the past 14 years, Mr. Idler have been in charge of all aspects of the golf operations at the Cottonwood Golf Club, including acquisition and financing and real estate developments at the golf course.  Most recently he has directed the commencement of processing entitlements for 1272 active adult/age restricted units, to be followed by entitlement of 180 single family units, construction of a new clubhouse, restoration of riverine habitat and creation of a 100+ acre wetland mitigation bank, and upon conclusion, the reduction of the operating golf facility from 36 holes to 18 holes.  In addition, Mr. Idler is in the process of pursuing 100-120 estate-size home sites, stables, open space and vineyards at Ivanhoe Ranch.

Between 1973 and 2000, Mr. Idler was involved as a lawyer representing various clients involved in the purchase, acquisition, development and sale of commercial and industrial properties and buildings. Representative projects include small strip-shopping centers, portions of the Otay Mesa industrial park, high-rise building in downtown San Diego and light industrial properties in Rancho Bernardo. During the same period, Mr. Idler was a co-investor in five  buildings in downtown San Diego and was involved in all aspects with these acquisitions, including structuring the transactions, preparing documents, conducting due diligence and closing the transactions. Four of the buildings were restored and remain as landmark properties in the historic Gaslamp Quarter of San Diego.

Mr. Idler received his Bachelor's Degree from the University of Redlands, California in 1967 and his Juris Doctor from the University of San Diego School of Law 1973. Mr. Idler has been an active member of the California Bar since 1973. Mr. Idler is a founding member of the Board of Sonshine Haven in El Cajon, California, and co-founder and Chairman of Youth Choir San Diego. In addition, Mr. Idler sits on the Board of Trustees and Board of Administration for Skyline Wesleyan Church in La Mesa, California, is Legal Advisor and Board Member of Navy Seal Veterans Network, Legal Advisor to Fraternal Order of Police, Lodge 10.  Past community affiliations include former Chairman of the Board and member, finance and staff parish board of Foothills United Methodist Church, Board Member and Chairman of Youth For Christ, San Diego County, and Legal Advisor to the Chief of Police, Los Coyotes Indian Tribe.  Mr. Idler served in the United States Navy Reserve from 1966 to 1973, with active service from 1967 to 1969, including security clearance designation of Top Secret.

Mr. Idler was selected to serve as an independent director due to his significant experience in the real estate industry.  The Board believes that Mr. Idler's experience with executing real estate related transactions, both as a principal and on behalf of his clients, will continue to bring valuable insight and knowledge into the Company's real estate transactions, including the acquisition, financing and disposition of its investments.

Shawn Nelson been a director of the Company since June 2015.  Since June, 2010, Mr. Nelson has served as a member of the Orange County Board of Supervisors in Orange County California, serving as chairman in 2013 and 2014. Mr. Nelson currently serves as the Chairman of the Southern California Regional Rail Authority (Metrolink), Director of the Orange County Transportation Authority having served as the chair in 2014, and is a director of the South Coast Air Quality Management District, Southern California Association of Governments, Transportation Corridor Agency, Foothill/Eastern, Southern California Water Committee, Orange County Council of Governments and Orange County Housing Authority Board of Commissioners. From 1994 to 2010 Mr. Nelson was the managing partner of the law firm of Rizio & Nelson.  From 1992-1994 he was the Leasing Director/Project Manager of S&P Company.

Prior to that, from 1989 to 1992 Mr. Nelson served as the Leasing Director/Acquisitions Analyst for IDM Corp and from 1988 to 1989 he served as a Construction Superintendent for Pulte Home.  Mr. Nelson has a Bachelor of Science degree in business with a certificate in real property development from the University of Southern California and a Juris Doctor Degree from Western State University College of Law.

 Mr. Nelson was selected to serve as an independent director because of his significant knowledge of, and experience in, the real estate industry.  The Board believes Mr. Nelson's experience serving as a director for various governmental agencies also provides the Company with valuable and unique insights that assist the Company in executing its investment strategy.

Vote Required

A nominee must receive the affirmative vote of holders of a majority of the shares entitled to vote who are present in person or by proxy.  Abstentions and broker non-votes will have the same effect as votes against the election of directors, although they will be considered present for the purpose of determining the presence of a quorum

Recommendation of the Board of Directors

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF ROBERT J. AALBERTS, JOHN E. DAWSON, DARYL C. IDLER, JR., SHAWN NELSON, NICHOLAS NILSEN AND MICHAEL V. SHUSTEK.

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE

Board of Directors

We operate under the direction of our Board. The board of directors is responsible for overseeing the management of our business and affairs. The Board has retained our advisor to manage our day-to-day affairs and to implement our investment strategy, subject to the Board's direction, oversight and approval.

We have a total of six directors, five of whom are independent of our advisor, our sponsor and our respective affiliates.  Our independent directors also meet the requirements for independence as determined in accordance with the NASAA REIT Guidelines. The NASAA REIT Guidelines require our charter to define an independent director as a director who is not and has not for the last two years been associated, directly or indirectly, with our sponsor or our advisor. A director is deemed to be associated with our sponsor or our advisor if he or she owns any interest in, is employed by, is an officer or director of, or has any material business or professional relationship with our sponsor, our advisor or any of their affiliates, performs services (other than as a director) for us, or serves as a director or trustee for more than three REITs sponsored by our sponsor or advised by our advisor.

A business or professional relationship will be deemed material per se if the gross revenue derived by the director from our sponsor, our advisor or any of their affiliates exceeds five percent of (1) the director's annual gross revenue derived from all sources during either of the last two years or (2) the director's net worth on a fair market value basis. An indirect relationship is defined to include circumstances in which the director's spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law or brothers- or sisters-in-law is or has been associated with us, our sponsor, our advisor or any of its affiliates. Our board has determined that each of Robert J. Aalberts, Nicholas Nilsen, John E. Dawson, Shawn Nelson and Daryl C. Idler, Jr. qualifies as an independent director under the NASAA REIT Guidelines.

We refer to our directors who are not independent as our "affiliated directors." Currently, our affiliated director is Michael V. Shustek.  At the first meeting of our board of directors consisting of a majority of independent directors, our charter was reviewed and ratified by a vote of the directors, including at least a majority of the independent directors.

In accordance with the NASAA REIT Guidelines, our current charter provides that a majority of the directors must be independent directors and that at least one of the independent directors must have at least three years of relevant real estate experience. The independent directors will nominate replacements for vacancies among the independent directors.

Our charter and bylaws also provide for a lead independent director, who must be an individual who is not, and has not been during the past five years, an officer, director, employee or business associate of our advisor or any of its affiliates. Our board has designated Nicolas Nilsen as our lead independent director.

Our board of directors is elected by our common stockholders on an annual basis. Any director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of stockholders entitled to cast at least a majority of all the votes entitled to be cast generally in the election of directors. The notice of any special meeting called to remove a director will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director will be removed.

We have elected to provide that any and all vacancies may be filled only by a vote of a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and for the remainder of the full term of the directorship in which the vacancy occurred and, in the case of an independent director, the director must also be nominated by the remaining independent directors.

Responsibilities of Directors

The responsibilities of the members of the board of directors include, among other things:

•	approving and overseeing our overall investment strategy, which will consist of elements such as investment selection criteria, diversification strategies and asset disposition strategies;
•
approving and reviewing the investment guidelines that our advisor must follow when acquiring real estate secured loans and real estate debt securities on our behalf without the approval of our board of directors;

•	approving and overseeing our debt financing strategies;
•	approving joint ventures, limited partnerships and other such relationships with third parties;
•	approving a potential liquidity transaction;
•	determining our distribution policy and authorizing distributions from time to time; and
•	approving amounts available for repurchases of shares of our common stock.

The directors are not required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require. The directors meet quarterly or more frequently as necessary.

We will follow investment guidelines adopted by our board of directors. Our board of directors may establish further written policies on investments and borrowings and shall monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in our best interests. Any change in our investment objectives as set forth in our charter must be approved by the stockholders.

The NASAA REIT Guidelines, to the extent they remain applicable, also requires that our independent directors be responsible for reviewing from time to time but at least annually (1) the performance of our advisor and determining that the compensation to be paid to our advisor is reasonable in relation to the nature and quality of services performed; (2) that our total fees and expenses are otherwise reasonable in light of our investment performance, our net assets, our net income, the fees and expenses of other comparable unaffiliated REITs and other factors deemed relevant by our independent directors; and (3) that the provisions of the advisory agreement are being carried out

Board Committees

Our board of directors may establish committees it deems appropriate to address specific areas in more depth than may be possible at a full board of directors meeting, provided that the majority of the members of each committee are independent directors.

Audit Committee

Our audit committee oversees our accounting and financial reporting processes, internal systems of control, independent auditor relationships and the audits of our financial statements. This committee's responsibilities include, among other things:

•	Selecting and hiring our independent auditors;
•	Evaluating the qualifications, independence and performance of our independent auditors;
•	Approving the audit and non-audit services to be performed by our independent auditors;
•	Reviewing the design, implementation, adequacy and effectiveness of our internal controls and our critical accounting policies;
•	Overseeing and monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters; and
•	Reviewing with management and our auditors any earnings announcements and other public announcements regarding our results of operations.

The audit committee operates under a written Audit Committee Charter adopted by our board of directors, which is available at www.mpvreits.com .  The audit committee is comprised of three directors, all of whom are independent directors and one of whom is deemed an audit committee financial expert meeting the requirements set forth in Section 407 of the Sarbanes Oxley Act of 2002. Our audit committee consists of Nicholas Nilsen (Chairperson), John Dawson and Robert J. Aalberts.

The Board also determined that Mr. Nilsen meets the audit committee financial expert requirements. For the year ended December 31, 2015, the audit committee held four meetings. . Our independent auditors and internal financial personnel regularly meet privately with our audit committee and have unrestricted access to this committee.

Nominating Committee

Our nominating committee was recently, established in March 2016 to assist our board of directors by identifying individuals qualified to become directors. Our nominating committee consists of, John Dawson (Chairperson), Daryl Idler, Jr. and Nicholas Nilsen, all of whom are independent directors.

Our nominating committee operates under a charter adopted by our board of directors, which is available at www.mvpreits.com. Responsibilities of the nominating committee include, among other things:

•	Evaluating the composition, size, operations and governance of our board of directors and making recommendations regarding the appointment of directors;
•	Evaluating the independence of our directors and candidates for election to our board of directors; and
•	Evaluating and recommending candidates for election to our board of directors.

Compensation Committee

Our compensation committee was recently, established in March 2016 to assist our board of directors relating to compensation of our directors and our advisor and to produce as may be required an annual report on executive officer compensation. Subject to applicable provisions of our charter, our bylaws and the advisory agreement with our advisor, our compensation committee is responsible for reviewing and approving compensation paid by us to our advisor.  Our compensation committee operates under a charter adopted by our board of directors, which is available at www.mvpreits.com. Our compensation committee consists of Daryl Idler, Jr. (Chairperson), Robert J. Aalberts and Nicholas Nilsen, all of whom are independent directors.

Our board of directors may establish other committees to facilitate the management of our business.

Criteria for Selecting Directors

In evaluating candidates, our nominating committee will consider an individual's business and professional experience, the potential contributions they could make to our Board and their familiarity with our business. Our nominating committee will consider candidates recommended by our directors, members of our management team and third parties. Our nominating committee will also consider candidates suggested by our stockholders. We do not have a formal process established for this purpose.

We do not have a formal diversity policy with respect to the composition of our Board of Directors. However, our nominating committee seeks to ensure that the Board of Directors is composed of directors whose diverse backgrounds, experience and expertise will provide the Board with a range of perspectives on matters coming before the Board.

Stockholders are encouraged to contact our nominating committee if they wish the committee to consider a proposed candidate. Stockholders should submit the names of any candidates in writing, together with background information about the candidate, and send the materials to the attention of the Company's secretary at the following address: 12730 High Bluff Drive, Suite 110, San Diego, California 92130.

Compensation Committee Interlocks and Insider Participation

Other than Michael V. Shustek, no member of our board of directors served as an officer, and no member of our board of directors served as an employee, of the Company or any of its subsidiaries during the year ended December 31, 2015. In addition, during the year ended December 31, 2015, none of our executive officers served as a member of a compensation committee (or other committee of our board of directors performing equivalent functions or, in the absence of any such committee, our entire board of directors) of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics, or the Code of Ethics, which contains general guidelines for conducting our business and is designed to help directors, employees and independent consultants resolve ethical issues in an increasingly complex business environment. The Code of Ethics applies to all of our officers, including our principal executive officer, principal financial officer, principal accounting officer, controller and persons performing similar functions and all members of our board of directors. The Code of Ethics covers topics including, but not limited to, conflicts of interest, record keeping and reporting, payments to foreign and U.S. government personnel and compliance with laws, rules and regulations. We will provide to any person without charge a copy of our Code of Ethics, including any amendments or waivers, upon written request delivered to our principal executive office at the address listed on the cover page of this proxy statement.

Board Meetings and Annual Stockholder Meeting

The board of directors held eight meetings during the fiscal year ended December 31, 2015. Each director attended at least 75% of  meetings of the board and the committees on which he served  in 2015. Although we do not have a formal policy regarding attendance by members of our board of directors at our Annual Meeting of Stockholders, we encourage all of our directors to attend.

Independent Directors' Review of Our Policies

Our independent directors have reviewed our policies described in this Proxy Statement and in our annual report on Form 10-K for the year ended December 31, 2015, as well as other policies previously reviewed and approved by our board of directors, including policies regarding our investments, leverage, conflicts of interest and disposition, and have determined that they are in our best interests and the best interests of our stockholders because: (1) they increase the likelihood that we will be able to acquire additional investments to expand our portfolio of parking assets and maintain and manage our current portfolio of investments; (2) there are sufficient opportunities to acquire additional parking assets with the attributes that we seek; (3) our executive officers, directors and affiliates of our advisor have or have developed expertise with the type of real estate investments we seek; (4) borrowings should enable us to purchase assets and earn rental or management fee income more quickly; (5) best practices corporate governance and high ethical standards help promote long-term performance, thereby increasing our likelihood of generating income for our stockholders and preserving stockholder capital; and (6) our disposition policy provides us with the flexibility to time and structure property sales in a manner that will optimize our investment return.

Communication with Directors

We have established procedures for stockholders or other interested parties to communicate directly with our Board, or any of its members or any group of members. Such parties can contact the board by mail at: Nick Neilson, Chairman of the MVP REIT Audit Committee, c/o Corporate Secretary, 8880 W. Sunset Road, Suite 240, Las Vegas, Nevada  89148.

 Director Compensation

 We pay each of our independent directors an annual retainer of $25,000 (to be prorated for a partial term), plus the audit committee chairperson receives an additional $5,000 annual retainer (to be prorated for a partial term). Each independent director also will receive $500 for each meeting of the Board attended in-person or by telephone. In addition, our directors may be entitled to receive awards in the future under our equity incentive plan, although we do not currently intend to grant any such awards.

All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attending meetings of the board of directors. If a director is also one of our officers, we will not pay any compensation to such person for services rendered as a director.
The following table sets forth information with respect to our director compensation during the fiscal year ended December 31, 2015:
Name	Fees Earned or Paid in Cash	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation (1)($)	Total ($)
Nicholas Nilsen	$36,000	$--	$--	$--	$--	$--	$36,000
Robert J. Aalberts	$30,500	--	--	--	--	--	$30,500
Daryl Idler Jr	$28,500	--	--	--	--	--	$28,500
Shawn Nelson	$14,000	--	--	--	--	--	$14,000
John E. Dawson	$30,500	--	--	--	--	--	$30,500
Fredrick J. Leavitt(2)	$29,500	--	--	--	--	--	$29,500

(1) Amount represents reimbursement of travel and other expenses incurred by directors to attend various director meetings.
(2) On February 19, 2016, the Board of Directors of MVP REIT, Inc. accepted the resignation of Fredrick Leavitt as a director. The Board has decided, at this time, not to fill the vacancy.

Equity Incentive Plan

The Company has adopted an equity incentive plan.  The equity incentive plan offers certain individuals an opportunity to participate in the Company's growth through awards in the form of, or based on, the Company's common stock.  The Company has authorized and reserved an aggregate maximum of 300,000 shares for issuance under the equity incentive plan. The Company has no current intention to issue any awards under the equity incentive plan but may do so in the future in order to attract and retain qualified directors, officers, employees, and consultants.

MANAGEMENT-DIRECTORS, EXECUTIVE OFFICERS

We will rely on our advisor to manage our day-to-day activities and to implement our investment strategy, subject to the supervision of our board of directors. Our advisor performs its duties and responsibilities as our fiduciary pursuant to an advisory agreement. Our advisor is managed by Michael V. Shustek and Ed Bentzen.

Directors and Executive Officers

The following table sets forth the names, ages as of March 29, 2016 and positions of the individuals who serve as our directors and executive officers as of March 29, 2016:

Name	Age	Title
Michael V. Shustek	57	Chief Executive Officer and Director
Ed Bentzen	39	Chief Financial Officer
Dan Huberty	47	President
Robert J. Aalberts (1) (3)	64	Independent Director
Nicholas Nilsen(1) (2) (3)	78	Independent Director
Shawn Nelson	49	Independent Director
John E. Dawson (1) (2)	58	Independent Director
Daryl C. Idler, Jr. (2)	71	Independent Director
(1)  Member of the audit committee, (2) Member of the nominating committee, and (3) Member of the compensation committee

Dan Huberty On March 7, 2016, the Board of Directors appointed Dan Huberty as its new President. Prior to joining MVP REIT as Vice President of Parking Operations, Mr. Huberty spent nearly 25 years in various roles in and supporting the parking industry.  Most recently, Huberty served as an Executive Vice President of SP Plus, where he oversaw the southern division of the company. He was named to this position after successfully overseeing the transition of his team through the integration of Central Parking and Standard Parking. The company's clients included some of the nation's largest owners and operators of mixed-use projects, office buildings, hotels, stadiums and arenas, as well as, airports, hospitals and municipalities.

Prior to his role with SP Plus, he served as a Vice President for Clean Energy Fuels, the largest provider of Compressed Natural Gas in the Country focusing on the parking industry, from June 2009 through September 2011.  However, the majority of his career was spent with ABM Industries. During his nearly 17 years with ABM, Mr. Huberty served in various roles starting as a Facility Manager, working his way up to a Regional Manager, Regional Vice President, and finally Vice President of Sales for ABM's Parking Division.  Mr. Huberty earned his BBA from Cleveland State University in 1991, and his MBA from the University of Phoenix in 1998.

Mr. Huberty is active in political affairs, serving as a State Representative for Texas House District 127, representing a constituency of more than 160,000 residents. Elected in 2010, he travels to the Capitol in Austin, Texas, every other year to represent them during the legislative session. Mr. Huberty also served as a Trustee for the Humble Independent School District from 2006 to 2010.

Mr. Huberty serves on the Board for the Be an Angel Fund, which is a non-profit board that supports profoundly deaf and handicap children in Texas.  Mr. Huberty is also a Board Member of the Lake Houston Chamber of Commerce in Harris County Texas, which has over 1,500 members focusing on growing the North East Region of Harris County.  Mr. Huberty also served as a Trustee for the Humble Independent School District which has 42,000 student, from 2006 to 2010, serving as its President from 2009-2010.

Ed Bentzen On June 1, 2016, Edwin H. Bentzen IV was appointed as the new Chief Financial Officer of the Company effective as of June 14, 2016.

From August 2013, Mr. Bentzen has been the Chief Financial Officer of Western Funding, Inc. a subsidiary of Westlake Financial Services, a company that specializes in sub-prime auto financing. From January, 2013 to August, 2013, Mr. Bentzen was the Assistant Vice President of Finance for Western Funding
and from October, 2010 through January, 2013, he was the corporate controller of Western Funding.

Previous to his experience at Western Funding, Mr. Bentzen served in the capacity of Financial Analyst from January 2006 to April 2007 and then as corporate controller from April 2007 to October 2010 of Vestin Realty Mortgage I, Inc. and Vestin Realty Mortgage II, Inc., which are the owners of MVP Realty Advisors,
LLC, the Advisor to the Company.

Mr. Bentzen received his BS in Hotel Administration from the University of Nevada Las Vegas in 1999 and his Masters of Science in Accountancy from the
University of Nevada Las Vegas in 2007.

For the biographies of our current director standing for re-election, Mr. Aalberts, Mr. Nilsen, Mr. Nelson, Mr. Dawson, Mr. Idler and Mr. Shustek, please see the section entitled "Proposal No. 1, Election of Directors", above.

The following table sets forth the names, ages as of March 29, 2016 and positions of the individuals who serve as directors, executive officers and certain significant employees of the Advisor (our advisor) or our affiliates:

Name	Age	Title

Michael V. Shustek	57	President and Chief Executive Officer
Ed Bentzen	39	Chief Financial Officer

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own beneficially more than 10% of a registered class of our equity securities, to file reports of beneficial ownership and changes in beneficial ownership with the SEC.  Such executive officers, directors and 10% stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) forms and amendments that they file.  Based solely on our review of the copies of such reports received by us, and written representations from certain reporting persons that no Forms 5 were required for such persons, we believe that our executive officers and directors, and persons who beneficially own more than 10% of a registered class of our equity securities timely filed all reports required under Section 16(a) of the Exchange Act for our fiscal year 2015.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Executive Officers

We do not currently have any employees nor do we currently intend to hire any employees who will be compensated directly by us. Each of our executive officers, including each executive officer who serves as a director, is employed by our sponsor and also serves as an executive officer of our advisor. Each of these individuals receives compensation from our sponsor for his services, including services performed for us and for our advisor. As executive officers of our advisor, these individuals will manage our day-to-day affairs and carry out the directives of our board of directors in the review and selection of investment opportunities and will oversee and monitor our acquired investments to ensure they are consistent with our investment objectives.

The duties that these executive officers will perform on our behalf will also serve to fulfill the corporate governance obligations of these persons as our appointed officers pursuant to our charter and bylaws. As such, these duties will involve the performance of corporate governance activities that require the attention of one of our corporate officers, including signing certifications required under the Sarbanes-Oxley Act of 2002, as amended, for filing with our periodic reports. Although we will reimburse the advisor for certain expenses incurred in connection with providing these services to us, we do not intend to pay any compensation directly to our executive officers. Our executive officers, as key personnel of our advisor, will be entitled to receive awards in the future under our equity incentive plan as a result of their status as key personnel of our advisor, although we do not currently intend to grant

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Security Ownership

Shown below is certain information as of March 29, 2016, with respect to beneficial ownership, as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of shares of common stock by the only persons or entities known to us to be a beneficial owner of more than 5% of the outstanding shares of common stock.  Unless otherwise noted, the percentage ownership is calculated based on 11,068,487 shares of our common stock as of March 29, 2016.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
SERE Holdings, LLC 8880 W. Sunset Road Las Vegas, NV 89148	Sole voting and investment power of 578,320 shares	5.22%

The following table sets forth the total number and percentage of our common stock beneficially owned as of March 29, 2016, by: (i) each director; (ii) our chief executive officer, our chief financial officer and the officers of our advisor who function as the equivalent of our executive officers; and (iii) all executive officers and directors as a group.

Unless otherwise noted, the percentage ownership is calculated based on 11,068,487shares of our total outstanding common stock as of March 29, 2016.

		Common Shares Beneficially Owned
Beneficial Owner	Address	Number	Percent

Peggy Shustek	See Note 1	6,429	0.06%
Nicholas Nilsen	See Note 1	5,727	0.05%
John Roy	See Note 1	30,643	0.28%
Lance Miller	See Note 1	29,058	0.26%
Dan Huberty	See Note 1	9,239	0.08%
John Dawson	See Note 1	6,873	0.06%
All directors and executive officers as a group		87,968	0.79%

(1)	c/o MVP REIT, Inc. 12730 High Bluff Drive, Suite 110 San Diego, CA 92130

AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee (the "Audit Committee") of the Board of Directors (the "Board") of MVP REIT, Inc., (the "Company") with respect to the Company's consolidated audited financial statements for the fiscal year ended December 31, 2015.  The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, or subject to Regulation 14A or 14C, other than as provided in this Item, or to the liabilities of section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act. Such information will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.

Review with Management

The Audit Committee has reviewed and discussed the Company's audited financial statements with management.

Review and Discussions with Independent Registered Public Accountants

The Audit Committee has discussed with RBSM, LLP, the Company's independent registered public accountants for the fiscal year ending December 31, 2015, the matters required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, which includes, among other items, matters related to the conduct of the audit of the Company's financial statements.

The Audit Committee has also received written disclosures and the letter from RBSM, LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with audit committees concerning independence, and has discussed with RBSM LLP its independence from the Company for the fiscal year ending December 31, 2015.

Conclusion

Based on the review and discussions referred to above, the Audit Committee recommended to the Company's Board that the Company's audited financial statements be included in the Company's Annual Report filed with the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2015.

Submitted by the Audit Committee of
the Board of Directors,
Nicholas Nilsen. Chairman
Robert J. Aalberts
John E. Dawson.

NO INCORPORATION BY REFERENCE OR DEEMED FILING

Notwithstanding anything to the contrary set forth in any of our previous or future filings made under the Securities Act of 1933, as amended, or the Exchange Act, that might incorporate this Proxy Statement or future filings made by us under those statutes, the Audit Committee Report and the Audit Committee Charter referred to in this Proxy Statement are not deemed to be filed with the SEC and shall not be deemed incorporated by reference into any of those prior filings or any future filings made by us under those statutes.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Conflicts of Interests

We are subject to various conflicts of interest arising out of our relationship with our advisor and other affiliates, including (1) conflicts related to the compensation arrangements between our advisor, certain affiliates and us, (2) conflicts with respect to the allocation of the time of our advisor and its key personnel and (3) conflicts with respect to the allocation of investment opportunities. Our independent directors have an obligation to function on our behalf in all situations in which a conflict of interest may arise and will have a fiduciary obligation to act on behalf of the stockholders.

The transactions described below were approved by a majority of the Company's board of directors (including a majority of the independent directors) not otherwise interested in such transaction as fair and reasonable to the Company and on terms and conditions no less favorable to the Company than those available from unaffiliated third parties.

Commissions Paid

During the year ended December 30, 2015, JNL Parking, a brokerage and consulting company specializing in the parking industry and co-founded by the Company's Chief Investment Officer and Chief Technology Officer, earned fees of approximately $0.6 million, for 1% commission on purchases.

Ownership of Company Stock and Convertible Stock

As of December 31, 2015, the Sponsor owned 22,222 shares of the Company's outstanding common stock, Vestin Realty Mortgage I, Inc., or VRM I, owned 71,112 shares of the Company's outstanding common stock, Vestin Fund III owned 34,297 shares of the Company's outstanding common stock, JNL Parking owned 40,857 shares of the Company's outstanding common stock and the Advisor owned 1,000 shares of the Convertible Stock  For a discussion of the terms of the Convertible Stock, please see Proposal No. 2C above.

Ownership of Interests of Advisor

During April 2012, Vestin Realty Mortgage II, Inc., or VRM II, contributed $1,000 for a 40% interest in the Advisor. Mr. Shustek, through a wholly owned company named MVP Capital Partners, LLC (the "Sponsor") contributed $1,500 for a 60% interest in the Advisor.  As of June 30, 2013, VRM II and the Sponsor had loaned approximately $3.6 million and approximately $1.2 million, respectively, to the Advisor for purposes of funding the Company's operations.  On June 30, 2013, the Sponsor decided to forgive the full amount of its $1.2 million loan. VRM II has not forgiven the balance due from the Advisor.  However the decision by the Sponsor to forgive the full amount of its loans created uncertainty as to when VRM II will be repaid the amounts loaned to the Advisor. Based on this uncertainty, VRM II determined to treat as fully impaired the balance of this note receivable.

In December 2013, VRM II and the Sponsor entered into a membership interest transfer agreement, dated as of December 19, 2013, pursuant to which VRM II has acquired from the Seller an additional 20% of the membership interests of the Advisor. Concurrently therewith, the Sponsor and VRM I entered into a separate membership interest transfer agreement pursuant to which VRM I acquired the remaining 40% interest in the Advisor from the Sponsor.  As a result, VRM II and VRM I now own 60% and 40%, respectively, of the aggregate membership interests of the Advisor.  As of December 31, 2015, VRM I and VRM II had notes receivable from the Advisor of approximately $4.2 million and $12.9 million, respectively, which amount has been fully impaired. The Advisor's ability to repay the sums due VRM I and VRM II will likely depend upon the success of the Company's ability to successfully deploy the offering proceeds.

Pursuant to the transfer agreements entered into in December 2013, neither VRM I nor VRM II paid any up-front consideration for the acquired interests, but each will be responsible for its proportionate share of future expenses of the Advisor.

In recognition of the Sponsor's substantial investment in the Advisor for which the Sponsor received no up-front consideration, the transfer agreements and the amended operating agreement of the Advisor further provide that once VRM I and VRM II have been repaid in full for any capital contributions to the Advisor or for any expenses advanced on the Advisor's behalf ("Capital Investment"), and once they have received an annualized return on their Capital Investment of 7.5%, then the Sponsor will receive one-third of the net profits of the Advisor.

Fees and Expenses Paid in Connection with the Offering

Broker Dealers received 3.00% of the gross offering proceeds sold in our initial public offering, subject to reductions based on volume and for certain categories of purchasers. No selling commissions are payable on shares sold under the distribution reinvestment plan.  Additionally, the Sponsor or its affiliates (other than MVP REIT, Inc.) pay up to an additional 5.25% of the gross offering proceeds for third party broker dealer commissions and due diligence expenses.  Since our initial public offering terminated in September 2015, we do not anticipate incurring any additional offering expenses.

On July 16, 2012, the Company signed a selling agreement which appointed MVP American Securities ("MVP AS"), formerly known as Ashton Garnett Securities, LLC, an entity indirectly owned by our CEO, to act as one of the selling agents for the Offering.  For the years ended December 31, 2015 and 2014, the Company paid no selling commissions to MVP AS.

Certain organizational, offering and related costs will be incurred by the Advisor on behalf of the Company. After the Company has reimbursed $100,000 of such costs, which amount has been paid to the Advisor, no additional reimbursements will be made unless the aggregate amount of such reimbursements does not exceed 0.75% of the gross offering proceeds as of the date of reimbursement. Such reimbursable costs may include legal, accounting, printing and other offering expenses, including marketing, salaries and direct expenses of the Advisor's employees and employees of the Advisor's affiliates and others. Such reimbursable costs do not include any broker-dealer commissions paid by the Advisor in excess of the 3.00% paid by the Company, including any sponsor commissions or sponsor due diligence fees.  Any reimbursement of the Advisor will not exceed actual expenses incurred by the Advisor. On November 1, 2013, the advisor forgave the reimbursement of the full amount of offering costs incurred.

Fees and Expenses Paid in Connection With the Operations of the Company

The Company has no paid employees. The Company has retained the Advisor to manage its affairs on a day-to-day basis. Pursuant to an amendment of the advisory agreement effective November 21, 2013, the Company will reimburse, no less than monthly, the Advisor for audit, accounting and legal fees, and other fees for professional services provided by third parties relating to the operations of the Company and all such fees incurred at the request, or on behalf of, the Board or any committee of the Board; provided, however, that the Advisor shall not be entitled to reimbursement by the Company for any personnel or related employment costs incurred by the Advisor or its affiliates in performing the services, including but not limited to salary and benefits of employees and overhead, until the first anniversary of (i) the listing of the Company's shares on a national securities exchange or (ii) a merger, a sale of all or substantially all of the Company's assets or another liquidity event transaction approved by the Company's board.  As of December 31, 2015, the aggregate amount of expense reimbursements waived by the Advisor was approximately $6.9 million.

The Advisor must reimburse the Company at least quarterly for reimbursements paid to the Advisor in any four consecutive fiscal quarters to the extent that such reimbursements to the Advisor cause the Company's total operating expenses to exceed the greater of (1) 2% of our average invested assets, which generally consists of the average book value of the Company's real properties before deducting depreciation, bad debts or other non-cash reserves and the average book value of securities, or (2) 25% of the Company's net income, which is defined as the Company's total revenues less total expenses for any given period excluding reserves for depreciation, bad debts or other similar non-cash reserves, unless the independent directors have determined that such excess expenses were justified based on unusual and non-recurring factors. The Advisor does not currently owe any amounts to the Company under this provision. As the Company commences the reimbursement of the expenses to the Advisor, the Company will verify that such reimbursements do not exceed the limits identified above or, in the event of any excessive payments, will obtain reimbursements from the Advisor.

The Advisor or its affiliates will receive an acquisition fee of 3.0% of the purchase price of any real estate or loan acquired at a discount, provided, however, the Company will not pay any fees when acquiring loans from its affiliates.  During the year ended December 31, 2015 MVP REIT paid approximately $1.8 million, in acquisition fees to the Advisor.  During the year ended December 31, 2014 no acquisition fees were earned.  During the year ended December 31, 2015, JNL Parking earned fees of approximately $0.6 million, for 1% commission on purchases.

The Advisor or its affiliates will be reimbursed for actual expenses paid or incurred in connection with the selection or acquisition of an investment, whether or not the Company ultimately acquires the investment. The Company may recoup all or a portion of these expenses from the borrower in connection with each investment.

The Advisor or its affiliates is entitled to receive a monthly asset management fee at an annual rate equal to 0.85% of the fair market value of (i) all assets then held by the Company or (ii) the Company's proportionate share thereof in the case of an investment made through a joint venture or other co-ownership arrangement, excluding (only for clause (ii)) debt financing obtained by the Company or made available to the Company. The fair market value of real property shall be based on annual "AS-IS", "WHERE-IS" appraisals, and the fair market value of real estate-related secured loans shall be equal to the face value of the such loan, unless it is non-performing, in which case the fair market value shall be equal to the book value of such loan. The asset management fee will be reduced to 0.75% if the Company is listed on a national securities exchange.  Asset management fees for the years ended December 31, 2015 and 2014 were approximately $0.5 million and $0.4 million, respectively.

Notwithstanding the foregoing, no asset management fee will be paid or payable with respect to any mortgage assets held by us at this time.  We will not pay any asset management fee on any of our mortgage assets unless we restructure our mortgage program in a manner consistent with the NASAA Mortgage Program Guidelines that would permit us to pay an asset management fee on our mortgage assets, including making available 84% of our capital contribution to invest in mortgages assets.  We have no present intention to revise our investment strategy in a manner that would permit such payment under the NASAA Mortgage Program Guidelines, but may elect to do so in the future.

 If we do make such an election to restructure our mortgage program, then, subject to satisfaction of the requirements of the NASAA Mortgage Program Guidelines, we may pay our advisor or its affiliates an annual asset-based fee equal to 0.75% of the "Base Amount" (as defined in the NASAA Mortgage Program Guidelines) of the capital contributions, if any, committed to investments in mortgages and 0.5% of the capital contributions temporarily held while awaiting investments in mortgages, in addition to any other fees and compensation that is allowed under the NASAA Mortgage Program Guidelines.

The advisory agreement currently provides for payment to our advisor of a monthly market-based fee for property management services of up to 6.00% of the gross revenues generated by our properties. The Advisor has irrevocably waived its rights to receive a property management fee with respect to any real property owned that are subject to triple net leases. As a result of this waiver, no property management fee will be paid on any real property owned that are subject to triple net leases pursuant to which the tenants pay all or a majority of all real estate taxes, building insurance, and maintenance expenses.

The Advisor or its affiliates is entitled to receive a monthly debt financing fee at an annual rate equal to 0.25% of the aggregate debt financing obtained by the Company or made available to the Company, such as mortgage debt, lines of credit, and other term indebtedness, including refinancings.  In the case of a joint venture, the Company pays this fee only on the Company's pro rata share.  Debt financing fees for the years ended December 31, 2015 and 2014 were approximately $66,000, and $29,000, respectively.

Disposition Fee

For substantial assistance in connection with the sale of real property, as determined by the independent directors, the Company will pay the Advisor or its affiliate the lesser of (i) 3.00% of the contract sale price of the real property sold or (ii) 50% of the customary commission which would be paid to a third-party broker for the sale of a comparable property. The amount paid, when added to the sums paid to unaffiliated parties, may not exceed either the customary commission or an amount equal to 6.00% of the contract sales price. The disposition fee will be paid concurrently with the closing of any such disposition of all or any portion of any real property. The Company will not pay a disposition fee upon the maturity, prepayment, workout, modification or extension of a loan or other debt-related investment; provided, however, that the Advisor or its affiliates may receive an exit fee or a prepayment penalty paid by the borrower. If the Company takes ownership of a property as a result of a workout or foreclosure of a loan, the Company will pay a disposition fee upon the sale of such real property equal to 3.00% of the sales price.  With respect to real property held in a joint venture, the foregoing commission will be reduced to a percentage reflecting the Company's economic interest in the joint venture.  There were no disposition fees earned by the Advisor for the years ended December 31, 2015 and 2014.

Fees and Expense Reimbursements Payable by Borrowers and Other Third Parties

The Company or its affiliates may be entitled to late fees, loan servicing fees, loan extension and loan modification fees and other fees and expense reimbursement payable by borrowers and other third parties.

Certain Conflict Mitigation Measures

In order to reduce or mitigate certain potential conflicts of interests, we have adopted the procedures set forth below.

Advisor Compensation

Our compensation committee will evaluate at least annually whether the compensation that we contract to pay to our advisor and its affiliates is reasonable in relation to the nature and quality of services performed and whether such compensation is within the limits prescribed by our charter. Our compensation committee supervises the performance of our advisor and its affiliates and the compensation we pay to them to determine whether the provisions of our advisory agreement are being carried out. This evaluation is based on the following factors as well as any other factors they deem relevant:

•	the amount of the fees and any other compensation, including stock-based compensation, paid to our advisor and its affiliates in relation to the size, composition and performance of the assets;
•	the success of our advisor in generating appropriate investment opportunities;
•	the rates charged to other companies, including other REITs, by advisors performing similar services;
•	additional revenues realized by our advisor and its affiliates through their relationship with us, including whether we pay them or they are paid by others with whom we do business;
•	the quality and extent of service and advice furnished by our advisor and its affiliates;
•	the performance of our investment portfolio; and
•	the quality of our portfolio relative to the investments generated by our advisor and its affiliates for their own account and for their other clients.

Term of Advisory Agreement

Each contract for the services of our advisor may not exceed one year, although there is no limit on the number of times that we may retain a particular advisor. Our charter provides that a majority of the independent directors may terminate our advisory agreement with MVP Realty Advisors, LLC without cause or penalty on 60 days' written notice. The Advisor may terminate our advisory agreement with good reason on 60 days' written notice.  Our board approved a renewal of our advisory agreement for a one year term, effective on March 28, 2016.

Independent Directors

The NASAA REIT Guidelines require our charter to define an independent director as a director who is not and has not for the last two years been associated, directly or indirectly, with our sponsor or our advisor. A director is deemed to be associated with our sponsor or our advisor if he or she owns any interest in, is employed by, is an officer or director of, or has any material business or professional relationship with our sponsor, our advisor or any of their affiliates, performs services (other than as a director) for us, or serves as a director or trustee for more than three REITs sponsored by our sponsor or advised by our advisor.

A business or professional relationship will be deemed material per se if the gross revenue derived by the director from our sponsor, our advisor or any of their affiliates exceeds five percent of (1) the director's annual gross revenue derived from all sources during either of the last two years or (2) the director's net worth on a fair market value basis. An indirect relationship is defined to include circumstances in which the director's spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law or brothers- or sisters-in-law is or has been associated with us, our sponsor, our advisor or any of its affiliates.

A majority of our board of directors, including a majority of the independent directors, must determine the method used by our advisor for the allocation of the acquisition of investments by two or more affiliated programs seeking to acquire similar types of assets is fair and reasonable to us. Our independent directors, acting as a group, will resolve potential conflicts of interest whenever they determine that the exercise of independent judgment by the full board of directors or our advisor or its affiliates could reasonably be compromised. However, the independent directors may not take any action which, under Maryland law, must be taken by the entire board of directors or which is otherwise not within their authority.

The independent directors, as a group, are authorized to retain their own legal and financial advisors. Among the matters we expect the independent directors to review and act upon are:

•	the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement and the property management agreement;
•	transactions with affiliates, including our directors and officers;
•	awards under our equity incentive plan; and
•	pursuit of a potential liquidity event.

Those conflict of interest matters that cannot be delegated to the independent directors, as a group, under Maryland law must be acted upon by both the board of directors and the independent directors.

Role of the Lead Independent Director

Our bylaws requires that at least one of the members of our board of directors must be an individual who is not, and has not been during the past five years, an officer, director (including an independent director), employee or business associate of our advisor or any of its affiliates, and that only a director who meets this standard may serve as our lead independent director.

 Under our bylaws, our lead independent director will have authority to convene and chair meetings of our independent directors to address such matters as the lead independent director deems appropriate. The lead independent director does not have any additional authority over the other independent directors, and the Company expects each independent director to participate fully and consider and vote upon all matters where they do not have a conflicting interest.
However, if we are considering a transaction with an affiliate and all of our other independent directors are conflicted, then our lead independent director will have sole authority to approve or reject the proposed transaction.
As it is not required to have a lead independent director for publicly listed companies, we anticipate that, upon the listing of our shares on NASDAQ Global Select Market or another national securities exchange, we will amend our bylaws to delete the provisions requiring a lead independent director.

Our Acquisitions

We will not purchase or lease assets in which our sponsor, our advisor, any of our directors or any of their affiliates has an interest without a determination by a majority of our directors (including a majority of the independent directors) not otherwise interested in the transaction that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the asset to our sponsor, the advisor, the director or the affiliated seller or lessor, unless there is substantial justification for the excess amount and such excess is reasonable. In no event may we acquire any such asset at an amount in excess of its current appraised value.

The consideration we pay for real property will ordinarily be based on the fair market value of the property as determined by a majority of the members of the board of directors or the members of a duly authorized committee of the board. In cases in which a majority of our independent directors so determine, and in all cases in which real property is acquired from our sponsor, our advisor, any of our directors or any of their affiliates, the fair market value shall be determined by an independent expert selected by our independent directors not otherwise interested in the transaction.

The foregoing restrictions on our acquisitions, which are imposed by the NASAA REIT Guidelines, will be eliminated upon stockholder approval of our Amended Charter and the filing of our Amended Charter with, and the acceptance for record of our Amended Charter by, the State Department of Assessments and Taxation of Maryland.

Real Estate Secured Loans Involving Affiliates

Our charter prohibits us from investing in or making real estate secured loans in which the transaction is with our sponsor, our advisor, our directors or any of their affiliates, unless an independent appraiser appraises the underlying property. We must keep the appraisal for at least five years and make it available for inspection and duplication by any of our common stockholders. In addition, a mortgagee's or owner's title insurance policy or commitment as to the priority of the mortgage or the condition of the title must be obtained. However, we may acquire an investment in a loan payable by our advisor or any of its affiliates, when our advisor has assumed the obligations of the borrower under that loan through a foreclosure on the property.

In addition, we may invest in loans that were originated by affiliates provided the loan(s) otherwise satisfy all of our lending criteria. Our charter also prohibits us from making or investing in any real estate secured loans that are subordinate to any real estate secured loan or equity interest of our sponsor, our advisor, our directors or any of their affiliates.

We may participate in loans with our affiliates, but only provided that a majority of our directors (including a majority of our independent directors) not otherwise interested in such transaction approve such transaction as fair and reasonable to us and on terms and conditions no less favorable to us than those available from unaffiliated third parties. Typically, we participate in loans if:

•	We did not have sufficient funds to invest in an entire loan;
•	We are seeking to increase the diversification of our loan portfolio; or
•	A loan fits within our investment guidelines, however it would be disproportionately large given our then existing portfolio.

We will not borrow from our sponsor, our advisor, any of our directors or any of their affiliates unless a majority of our directors (including a majority of independent directors) not otherwise interested in such transaction approves the transaction as being fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties.

As part of our mortgage program, in addition to the limitations in our charter with respect to our investments in mortgage loans as described above, we will not acquire a mortgage in which our sponsor or any of its affiliates has an interest except in accordance with the following requirements of the NASAA Mortgage Program Guideline V.I.A:

    •      Our sponsor or its affiliate may acquire a mortgage in its own name and temporarily hold title thereto for the purpose of facilitating the acquisition of such mortgage, provided that such mortgage is purchased by us for a price no greater than the cost of such mortgage to the sponsor or its affiliate, except for sponsor compensation permitted in accordance with NASAA Mortgage Program Guideline and the NASAA REIT Program Guidelines, and provided there is no other benefit arising out of such transaction to the sponsor or its affiliates apart from compensation otherwise permitted by the NASAA Mortgage Program Guideline and the NASAA REIT Program Guidelines. Accordingly, all income generated and expenses associated with mortgage so acquired shall be treated as belonging to us.  Our sponsor or its affiliate shall not sell a mortgage to us if the cost of the mortgage exceeds the funds reasonably anticipated to be available to us to purchase the mortgage.

      •      Alternatively, we may purchase a mortgage from a mortgage program formed by the sponsor or its affiliates pursuant to the rights of first refusal required by NASAA Mortgage Program Guideline V.G.  In such a case, the purchase price for the mortgage shall be no more than the fair market value as determined by an independent appraisal.

The foregoing restrictions on loans will only apply to advances of cash that are commonly viewed as loans, as determined by our board of directors. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought nor would the prohibition limit our ability to advance reimbursable expenses incurred by directors or officers or our advisor or its affiliates.

Other Transactions Involving Affiliates

A majority of our directors, including a majority of the independent directors not otherwise interested in the transaction, must conclude that all other transactions between us and our sponsor, our advisor, any of our directors or any of their affiliates are fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties. To the extent that we contemplate any transactions with affiliates, members of our board who serve on the board of the affiliated entity will be deemed "interested directors" and will not participate in approving or making other substantive decisions with respect to such related party transactions.

Limitation on Operating Expenses

In compliance with the NASAA REIT Guidelines, our advisor must reimburse us the amount by which our aggregate total operating expenses for the four fiscal quarters then ended exceed the greater of 2% of our average invested assets or 25% of our net income, unless the independent directors have determined that such excess expenses were justified based on unusual and non-recurring factors.

"Average invested assets" means the average of the aggregate monthly book value of our assets during a specified period invested, directly or indirectly in equity interests in and loans secured by real estate, before deducting depreciation, bad debts or other non-cash reserves. "Total operating expenses" means all costs and expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation, including advisory fees, but excluding (i) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our stock; (ii) interest payments; (iii) taxes; (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves; (v) incentive fees paid in compliance with the NASAA REIT Guidelines; (vi) acquisition fees and expenses; (vii) real estate commissions on the sale of real property; and (viii) other fees and expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).

While our charter permits us to pay our advisor an incentive fee equal to an interest in the gain from the sale of an asset for which full consideration is not paid in cash or property of equivalent value, we do not intend to pay such an incentive fee in the foreseeable future.

Our charter provides that amount or percentage of such incentive fee must be reasonable, and is considered presumptively reasonable if it does not exceed 15% of the net proceeds from the sale of the asset remaining after payment to our stockholders, in the aggregate, of an amount equal to 100% of the invested capital, plus an amount equal to six percent of the invested capital per annum cumulative. In the case of multiple advisors, such advisor and any of their affiliates shall be allowed such fees provided such fees are distributed by a proportional method reasonably designed to reflect the value added to the assets by each respective advisor or any affiliate.

Notwithstanding the foregoing, to the extent that operating expenses payable or reimbursable by us exceed these limits and the independent directors determine that the excess expenses were justified based on unusual and nonrecurring factors which they deem sufficient, our advisor may be reimbursed in future periods for the full amount of the excess expenses or any portion thereof. Within 60 days after the end of any fiscal quarter for which our total operating expenses for the four consecutive fiscal quarters then ended exceed these limits, we will send our stockholders a written disclosure of such fact, together with an explanation of the factors our independent directors considered in arriving at the conclusion that such excess expenses were justified. In addition, our independent directors will review the total fees and expense reimbursements for operating expenses paid to our advisor to determine if they are reasonable in light of our performance, our net assets and our net income and the fees and expenses of other comparable unaffiliated REITs.

Issuance of Options and Warrants to Certain Affiliates

Until our shares of common stock are listed on a national securities exchange, we will not issue options or warrants to purchase our common stock to our advisor, our sponsor, our directors or any of their affiliates, except on the same terms as such options or warrants, if any, are sold to the general public. We may issue options or warrants to persons other than our advisor, our sponsor, our dirctors and their affiliates prior to listing our common stock on a national securities exchange, but not at an exercise price less than the fair market value of the underlying securities on the date of grant and not for consideration (which may include services) that in the judgment of our board of directors has a market value less than the value of such option or warrant on the date of grant.

 Any options or warrants we issue to our advisor, our sponsor, our directors or any of their affiliates shall not exceed an amount equal to 10% of the outstanding shares of our common stock on the date of grant.

In addition, no option, warrant or any other equity award will be issued under our equity incentive plan or otherwise to our advisor, our sponsor, our directors or any of their affiliates, if the issuance of any such award would result in a violation of any applicable NASAA REIT Guidelines, including the limitations imposed under the NASAA REIT Guidelines on our total operating expenses (after giving effect to the expense associated with such equity award).

Reports to Stockholders
 We will prepare an annual report and deliver it to our common stockholders within 120 days after the end of each fiscal year. Our directors are required to take reasonable steps to ensure that the annual report complies with our charter provisions.

Among the matters that must be included in the annual report or included in a proxy statement delivered with the annual report are:

•	financial statements prepared in accordance with GAAP that are audited and reported on by independent certified public accountants;
•	the ratio of the costs of raising capital during the year to the capital raised;
•	the aggregate amount of advisory fees and the aggregate amount of other fees paid to our advisor and any affiliates of our advisor by us or third parties doing business with us during the year;
•	our total operating expenses for the year stated as a percentage of our average invested assets and as a percentage of our net income;
•	a report from the independent directors that our policies are in the best interests of our stockholders and the basis for such determination; and
•
a separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our advisor, a director or any affiliate thereof during the year, which disclosure has been examined and commented upon in the report by the independent directors with regard to the fairness of such transactions.

Director Independence.

The Board of Directors has determined that each of Messrs. Aalberts, Nilsen, Nelson, Dawson, and Idler qualify as "independent directors" as that term is defined in the NASAA Guidelines. Although our shares of common stock  are not listed for trading on any national securities exchange, our independent directors also meet the current independence and qualifications requirements of the NASDAQ listing standards. In making these determinations, the Board of Directors did not rely on any exemptions to NASDAQ listing standards.

FORM 10-K

We have filed an Annual Report on Form 10-K for the year ended December 31, 2015 with the SEC.  We make available free of charge through http://www.mvpreit.com. Our Annual Reports on Form 10-K, including the financial statements and applicable financial statement schedules thereto, or by writing Michael V. Shustek, Chief Executive Officer, MVP REIT, Inc., 12730 High Bluff Drive, Suite110, San Diego, CA 92130.

OTHER MATTERS

Our Board knows of no other business that will be presented at Annual Meeting.  If any other business is properly brought before the Annual Meeting, the proxy holders will vote your shares in their discretion.  Discretionary authority with respect to such other matters is granted by the authorization of a proxy to vote your shares.

It is important that the proxies be properly authorized so that your shares are represented at the Annual Meeting.  You are urged to promptly authorize a proxy to vote your shares using one of the methods described in this Proxy Statement.

By Order of the Board of Directors,

/s/ Michael V. Shustek
Michael V. Shustek
Chief Executive Officer and Secretary

Dated: August 12, 2016
San Diego, California

MVP REIT, INC.

 Annual Meeting of Stockholders
 September 23, 2016
This Proxy is Solicited on Behalf of the Board of Directors

The undersigned stockholder(s) of MVP REIT, Inc., a Maryland corporation (the "Company"), hereby appoints Michael V. Shustek and Dan Huberty as the Proxy of the undersigned, with full power of substitution, to attend the 2016 Annual Meeting of Stockholders of the Company to be held at  Venable LLP, 750 E. Pratt Street, Suite 900, Baltimore, Maryland 21202,on September 23, 2016 at 9:00 a.m. Eastern Time and any postponement or adjournment thereof (the "Annual Meeting"), to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the Annual Meeting and otherwise to represent the undersigned at the Annual Meeting with all powers possessed by the undersigned if personally present at the Annual Meeting. The undersigned hereby acknowledged receipt of the Notice of the Annual Meeting of Stockholders and of the accompany Proxy Statement, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to the Annual Meeting.
SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH DIRECTOR AND "FOR" EACH OF THE OTHER LISTED PROPOSALS.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.  PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1. To elect six directors of the Company to serve until the 2017 Annual Meeting of Stockholders and until their successors are duly elected and qualify.	.
NOMINEES For Against Abstain
2. In accordance with the discretion of the proxy holders, to act upon all matters incident to the conduct of the meeting and upon other matters that may properly come before the meeting or any adjournment or postponement thereof.

This proxy, when properly executed, will be voted as specified above.  If no specification is made, this Proxy will be voted "FOR" the election of each director listed at left and "FOR" the other listed proposals.
WHETHER OR NOT YOU ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE ANNUAL MEETING.

Robert J. Aalberts □ □ □ John E. Dawson □ □ □ Darly C. Idler, Jr □ □ □ Shawn Nelson □ □ □ Nicholas Nilsen □ □ □ Michael V. Shustek □ □ □
Please print the name(s) appearing on each share certificate(s) over which you have voting authority: _ Please check here if you plan to attend the meeting. ☐

To change your address on your account, please check the box at the right and indicate your new address in the address space above.  Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Stockholder         Date:      Signature of Stockholder      Date:
Note:  This proxy must be signed exactly as the name appears hereon.  When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.